Exhibit g(2)

                                 Citizens Funds
                                230 Commerce Way
                                   Suite 300
                              Portsmouth, NH 03801

                              __________ __, 1999


State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

     Re: Citizens Small Cap Index Fund - Custodian Contract

Ladies and Gentlemen:

     Pursuant to Section 17 of the Custodian Contract dated as of January 8, 1996 (the "Contract"), between Citizens Funds (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that Citizens Small Cap Index Fund (the "Fund") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

     Please sign below to evidence your agreement to render such services as custodian on behalf of the Fund and to add the Fund as a beneficiary under the Contract.

                                    CITIZENS FUNDS


                                    By:     _________________________

                                    Title:  _________________________


Agreed:

STATE STREET BANK AND TRUST COMPANY


By:     _________________________

Title:  _________________________